Exhibit 16.1

GRANT THORNTON LLP
1717 Main St., Suite 1800 Dallas, TX 75201-4657		July 17, 2019

D	+1 214 561 2300
F	+1 214 561 2370
S	linkd.in/grantthorntonus
twitter.com/grantthorntonus
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

		Re:	Legacy Housing Corporation
		File No.	001-38761

Dear Sir or Madam: We have read Item 4.01 of Form 8-K of Legacy Housing Corporation dated July 17, 2019, and agree with the statements concerning our Firm contained therein. Very truly yours,

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